Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

Continuing Operations **

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
Operating Data	2006	2005	2006	2005
Net Natural Gas Sales (Mcf/day)
Domestic	197,746	222,457	199,246	245,140
Canada ***	75,967	0	76,011	0
Total Natural Gas	273,713	222,457	275,257	245,140

Gas Price ($/Mcf)
Domestic	$5.81	$7.95	$6.29	$6.75
Canada ***	$5.81	$0.00	$6.64	$0.00
Average Gas Price	$5.81	$7.95	$6.39	$6.75

Net Liquids Production (Bbl/day)
Crude & Condensate
Domestic	16,536	18,630	18,124	23,813
Canada ***	13,076	0	13,473	0
Total Crude & Condensate	29,612	18,630	31,597	23,813

Plant Products
Domestic	4,488	4,201	4,541	4,116
Canada ***	1,158	0	1,216	0
Total Plant Products	5,646	4,201	5,757	4,116

Total Liquids	35,258	22,831	37,354	27,929

Average Prices ($/Bbl)
Crude & Condensate
Domestic	$68.29	$58.11	$64.21	$48.60
Canada ***	$56.01	$0.00	$52.47	$0.00
Average Crude & Cond. Prices	$62.87	$58.11	$59.20	$48.60

Average Prices ($/Bbl)
Plant Products
Domestic	$44.89	$33.73	$38.84	$31.83
Canada ***	$42.31	$0.00	$40.31	$0.00
Average Plant Product Prices	$44.37	$33.73	$39.16	$31.83

Selected Balance Sheet Data

($ in 000’s)	9/30/2006	12/31/2005
Total Assets	$6,963,347	$5,675,748
Long-term Debt *	2,142,000	1,646,000
Shareholders’ Equity	2,684,052	2,098,582

*   Excludes debt discount of $2,548 at 12/31/05 and $2,392 at 9/30/06

**  Results from continuing operations for 2005 exclude activities related to Thailand.

*** Results for Canada (acquired 9/27/05) for 2005 are not shown separately due to immateriality